EX-3.4
                 AMENDED CERTIFICATE OF INCORPORATION


                                   AMENDED
                        CERTIFICATE OF INCORPORATION
                     (AFTER RECEIPT OF PAYMENT OF STOCK)

To:  OKLAHOMA SECRETARY OF STATE                   AUGUST 21, 2000
2300 N. Lincoln Blvd., Room 101                    Change of name to Platforms
Oklahoma City, Oklahoma 73105-4897                 Wireless International
                                                   Corporation

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.
The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.  A.  The name of the corporation is:

Platforms International Corporation

    B.  As amended: The name of the corporation has been changed to:

Platforms Wireless International Corporation.
(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, institute, society, union, syndicate, or limited or one of the abbreviations, co., corp., inc., or ltd.)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:


Thomas J. Kenan, 800 Bank of OK Plaza, 201 Robert S. Kerr Ave.,Oklahoma City,   OK
73102
Name of Agent                 Street Address                     City
County   Zip Code
                    (P.O. BOXES ARE NOT ACCEPTABLE)

3.  The duration of the corporation is: Perpetual.

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

  NUMBER OF SHARES          SERIES      PAR VALUE PER SHARE
                           (If any)   (Or, if without par value, so state)

  COMMON:  150,000,000                           $.001
  PREFERRED:  10,000,000                         $.001

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

Name Change-from Platforms International Corporation to Platforms
Wireless International Corporation.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President: and attested by its Secretary or Assistant Secretary, this 21st day of August, 2000.

                                      PLATFORMS INTERNATIONAL CORPORATION


                                      By: /s/  Robert D. Perry
                                      Robert D. Perry, President

Attest:

/s/  Forrest Walworth Brown
Forrest Walworth Brown,